SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TRIPLEPOINT VENTURE GROWTH BDC CORP.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Incorporation or Organization)	46-3082016 (I.R.S. Employer Identification Number)

2755 Sand Hill Road, Suite 150 Menlo Park, California (Address of Principal Executive Offices)	94025 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-191871

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.01 par value per share	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.                        DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

TriplePoint Venture Growth BDC Corp. (the “Registrant”) hereby incorporates by reference herein the description of its common stock, par value $0.01 per share (the “Common Stock”), to be registered hereunder set forth under the heading “Description of Capital Stock” in the Registrant’s prospectus forming part of its Registration Statement on Form N-2 (File No. 333-191871), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.  In addition, incorporated by reference herein is information relating to the Common Stock under the caption “Provisions of the Maryland General Corporation Law and our Charter and Bylaws” in the Registration Statement.

ITEM 2                           EXHIBITS.

(a)   Articles of Amendment and Restatement*

(b)   By-laws*

(d)   Form of Common Stock Certificate*

*      Incorporated by reference to TriplePoint Venture Growth BDC Corp.’s registration statement on Form N-2 Pre-Effective Amendment No. 1 (File No. 333-191871) filed on January 22, 2014.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TRIPLEPOINT VENTURE GROWTH BDC CORP.

Date: March 3, 2014	By:	/s/ JAMES P. LABE
Name: James P. Labe
Title: Chief Executive Officer and Chairman of the Board

[Signature Page to Form 8-A]